Exhibit 10.1

November 2, 2017

Mr. Mark Harris

c/o Hercules Capital

400 Hamilton Avenue

Suite 310

Palo Alto, CA 94301

Dear Mark,

Hercules Capital, Inc. (the “Company”) and you have mutually agreed that you will separate from the Company and that your service with the Company will end effective on November 2, 2017. You confirm that your separation from service is not as a result of any disagreement with the Company regarding the operations, disclosures, policies and practices of the Company and its subsidiaries. We wish to confirm the arrangements to which you and the Company have agreed.

1.    Separation from Employment. Your employment with the Company will terminate effective November 2, 2017 (the “Termination Date”) and you hereby waive reinstatement.

2.    Separation Pay. In exchange for the promises herein made by you, the Company agrees to pay you a monetary sum equivalent of up to twelve (12) months of your gross base salary as in effect on October 26, 2017 as separation pay, minus standard payroll deductions (herein, the “Separation Pay”); provided that the payment of the second half of the total Separation Pay shall be contingent on you certifying by accepting such payments (in the form attached as Exhibit A) that (i) you have not accepted or obtained any full-time or substantial part-time employment or significant consulting services as of the payment dates, and (ii) you are actively seeking full-time or substantial part-time employment or to provide significant consulting services. If you accept full-time or substantial part-time employment or provide significant consulting services after the payment of the first half of the Separation Pay or before or during receipt of the second half of the total Separation Pay, you agree to provide the Company with written notice within a reasonable time thereafter and you agree that the payment of the second half (or the remaining unpaid balance thereof, as applicable) of the Separation Pay and COBRA reimbursement benefits will cease on the date you accept (or accepted) such full-time or substantial part-time employment or provide significant consulting services; provided that the cessation of the COBRA reimbursement benefits will be contingent on you becoming eligible for employer provided group health plan in connection with your acceptance of such full-time or substantial part-time employment or providing significant consulting services. The Separation Pay shall be paid after the expiration of the Revocation Period described in Section 18 in substantially equal installments over up to twelve (12) months (subject to the immediately preceding sentence) in accordance with the Company’s normal payroll practices, commencing on the Company’s first payroll date following the date this Agreement becomes effective. You acknowledge that the Separation Pay is not a benefit to which you would otherwise be entitled as a result of your employment with the Company. In addition, you shall be entitled to receive (i)

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all accrued but unpaid gross base salary owed to you as of the Termination Date and (ii) reimbursement of any unreimbursed business expenses incurred prior to the Termination Date in accordance with the Company’s expense reimbursement policies for which you have submitted a reimbursement request, and you acknowledge that you have received all such amounts described in (i).

3.    COBRA. Subject to the provisions of Section 2 and provided the Company timely provides appropriate COBRA election form(s), as additional consideration for this Agreement, the Company will reimburse your health insurance premiums (for you and your eligible dependents) under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), upon your timely application for COBRA benefits, for a period of up to twelve (12) months, starting as soon as practicable after you complete the appropriate COBRA election form(s) and this Agreement becomes effective.

4.    Your General Release. In further consideration for the payments and benefits you will receive from the Company pursuant to this Agreement and for other good and valuable consideration, you, for and on behalf of yourself, your heirs, beneficiaries, executors, administrators, attorneys, successors, and assigns, knowingly and voluntarily, hereby waive, remit, release and forever discharge Manuel A. Henriquez and the Company, its subsidiaries, parents, affiliates, divisions, predecessors, successors and assigns, and each of their current and former officers, directors, stockholders, employees, agents, attorneys, lenders, investors, insurers and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to herein as the “Company Released Parties”) of and from any and all manner of actions, claims, liens, demands, liabilities, potential or actual causes of action, charges, complaints, suits (judicial, administrative, arbitral or otherwise), damages, debts, demands, claim for or obligation to pay for attorneys’ fees, costs, fees, or other expenses, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law, public policy, third-party beneficiary and/or other theory or basis and/or other theory or basis, arising at any time from the beginning of time to the date of the execution of this Agreement, including, but not limited to, any claim that you have asserted, now assert or could have asserted. The claims released or acknowledged not to exist include, but are not limited to, any claims for violation of: (i) Title VII of the Civil Rights Act of 1964; (ii) The Civil Rights Act of 1991; (iii) The Older Workers Benefit Protection Act; (iv) Sections 1981 through 1988 of Title 42 of the United States Code; (v) The Employee Retirement Income Security Act of 1974; (vi) The Immigration Reform and Control Act; (vii) The Americans with Disabilities Act of 1990; (viii) The Age Discrimination in Employment Act of 1967 (“ADEA”); (ix) The Older Workers Benefit Protection Act; (x) The Workers Adjustment and Retraining Notification Act; (xi) The Occupational Safety and Health Act; (xii) The Fair Credit Reporting Act; (xiii) The Sarbanes-Oxley Act of 2002; (xiv) The Family and Medical Leave Act; (xv) The Equal Pay Act; (xvi) The Worker Adjustment and Retraining Notification Act; (xvii) any other federal, state or local civil, human rights, bias, whistleblower, discrimination, wage, wage-hour, compensation, retaliation, employment, human rights, labor or any other local, state or federal law, regulation or

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ordinance; (xviii) the California Fair Employment and Housing Act; (xix) the California False Claims Act; (xx) the Unruh Civil Rights Law; (xxi) the California Family Rights Act; (xxii) the Moore-Brown-Roberti Family Rights Act; (xxiii) the California Worker Adjustment and Retraining Notification Act; (xxiv) the California Labor Code including (without limitation) the California political activities discrimination statute, Cal. Labor Code §1101; the California Whistleblower Protection Laws, Cal. Lab. Code § 1102.5, Cal. Lab. Code §§ 98.6 & 98.7; California crime victim or domestic violence victim discrimination statute, Cal. Labor Code § 230; the California equal pay law, Cal. Labor Code §1197.5; (xxv) the California Military and Veterans Code; (xxvi) the California Occupational Safety and Health Act; (xxvii) the California Voting Leave Law, (xxviii) any amendments to the foregoing laws; (xxix) any benefit, payroll or other plan, policy or program (except as to vested benefits as of the Termination Date); (xxx) any public policy, contract, third-party beneficiary, tort, or common law obligation under the laws of any jurisdiction; and (xxxi) any claim for or obligation to pay for attorneys’ fees, costs, fees, or other expenses, except business expenses incurred by you before the Termination Date. Notwithstanding the foregoing, this Section 4 will not release the Company Released Parties from any claims by you relating to (a) the obligations of the Company under this Agreement; (b) any rights to indemnification or expense advancement under the Company’s bylaws or by statute or any applicable policy of directors’ and officers’ insurance maintained by the Company; (c) your vested benefits as of the Termination Date under any employee benefit plan, program or arrangement of the Company, in accordance with the terms thereof; or (d) any other rights or benefits that, as a matter of law, may not be waived, including but not limited to unwaivable rights you might have under federal and/or state law.

5.    Company’s General Release. The Company and Manuel A. Henriquez for and on behalf of themselves, their heirs, beneficiaries, executors, administrators, attorneys, successors, and assigns, knowingly and voluntarily, hereby waive, remit, release and forever discharge you and your heirs, beneficiaries, executors, administrators, attorneys, successors, and assigns of and from any and all manner of actions, claims, liens, demands, liabilities, potential or actual causes of action, charges, complaints, suits (judicial, administrative, arbitral or otherwise), damages, debts, demands, claim for or obligation to pay for attorneys’ fees, costs, fees, or other expenses, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law, public policy, third-party beneficiary and/or other theory or basis, arising at any time from the beginning of time to the date of the execution of this Agreement, including, but not limited to, any claim that the Company and Manuel A. Henriquez have asserted, now assert or could have asserted. Notwithstanding the foregoing, this Section 5 will not release you from (a) any claims by the Company or Manuel A. Henriquez relating to your obligations under this Agreement or (b) intentional and knowing acts of fraud or embezzlement, the intentional and knowing commission of serious misstatements of, or other serious irregularities in respect of, the financial statements or other financial aspects of the Company’s business and any damage to, or impairment of, the Company related to knowing and intentional criminal acts or knowing and intentional violation of any applicable law, rule or regulation, including without limitation, any violations of any securities, lending or investment laws, rules or regulations.

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6.    Covenant Not to Sue. You, the Company and Manuel Henriquez (the “parties”) covenant and agree not to file, initiate, or join any lawsuit (either individually, with others, or as part of a class), in any forum, pleading, raising, or asserting any claim(s) barred or released by the General Releases in Sections 4 and/or 5 above (the “Releases”). If any of the parties do so, and the lawsuit is found to be barred in whole or in part by any of the Releases, the party/parties who filed, initiated or joined the lawsuit agree to pay the attorneys’ fees and costs, or the proportions thereof, incurred by the applicable released party in defending against those claims that are found to be barred. Except as required by law, the parties shall not join, participate in or provide any assistance with respect to any lawsuit, action or other proceeding against any of the released parties by any private individual or corporate entity in any forum. Notwithstanding the foregoing, nothing in this Section 6 will preclude or prevent you from filing a claim that challenges the validity of the Release solely with respect to your waiver of any claims arising under ADEA, and you shall not be required to pay the attorneys’ fees and costs of any Released Party in connection with such a challenge. However, you acknowledge that this Release applies to all claims you have or may have under the ADEA and that, unless the Release is held to be invalid, all of your claims under the ADEA will be extinguished. You acknowledge and agree that you have not given, sold, assigned or transferred to anyone else, any claim, or a portion of a claim referred to in this Agreement. You and the Company acknowledge that this Agreement does not limit either party’s right, where applicable, to participate in an investigative proceeding of any federal, state or local government agency, including your right to file a charge with the Equal Employment Opportunity Commission. Except as and to the extent permitted by law, you agree that if such an administrative claim is made asserting any claim released in this Agreement, you will not be entitled to recover any individual monetary award or relief or other individual remedies. Nothing contained in this Agreement, or the fact of its execution or transmission, will be admissible evidence in any judicial, administrative, or other legal proceeding, or be construed as an admission of any liability or wrongdoing on the part of you, the Company, or Manuel Henriquez or any violation of foreign, federal, state or local statutory or common law or regulation or ruling.

7.    Section 1542 Acknowledgement. By signing below, the parties all acknowledge that you and they have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” The parties hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the Releases provided in Sections 4 and 5 above. Accordingly, the parties agree and acknowledge that the above general Releases apply not only to claims that are presently known, suspected, or disclosed, but also to claims that are presently unknown, unsuspected, or undisclosed. The parties acknowledge that they are assuming the risk that the facts may turn out to be different from what they believe them to be and agree that the general Releases in this Agreement shall be in all respects effective and not subject to termination or rescission because of such mistaken belief.

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8.    Confidentiality; Return of Property; Nonsolicitation; Cooperation.

(a).    You hereby covenant and agree that you will not, without the prior written consent of the Company, disclose to any person not employed by the Company, or use in connection with engaging in competition with the Company, any confidential or proprietary information of the Company and any idea, concept, know-how, expertise or other unique ability discovered through your employment with the Company. For purposes of this Agreement, the term “confidential or proprietary information” will include all information of any nature and in any form that is owned by the Company (including any such information you may have developed during your employment), and that is not publicly available (other than by your breach of this Section 8(a)) or generally known to persons engaged in businesses similar or related to those of the Company). Confidential or proprietary information will include, without limitation, the Company’s financial matters, customers, employees, industry contracts, strategic business plans, product development (or other proprietary product data), marketing plans, proprietary technology or software (including features and functionality of software) used in the management of the business of the Company and all other secrets and all other information of a confidential or proprietary nature (“Confidential Information”). For purposes of the preceding two sentences, the term “Company” will also include any parent or subsidiary of the Company (collectively, the “Restricted Group”). The obligations imposed by this Section 8(a) will not apply (i) if such confidential or proprietary information has become, through no fault of you, generally known to the public or (ii) if you are required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement). Notwithstanding the foregoing or anything to the contrary herein, nothing in this Agreement shall prohibit you from reporting possible violations of federal law or regulation to any governmental agency or entity or self-regulatory organization (including but not limited to the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General), or making other disclosures that are protected under the whistleblower provisions of any applicable law or regulation (it being understood that you do not need the prior authorization of the Company to make any such reports or disclosures or to notify the Company that you have made such reports or disclosures). Further, in accordance with the Defend Trade Secrets Act of 2016, you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(b).    You shall proffer to the Board’s designee, no later than the third day after the Termination Date (or upon the earlier request of the Company), and without retaining any copies, notes or excerpts thereof, all property of the Company and its affiliates in whatever form, including, without limitation, memoranda, computer disks or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing Confidential Information, that are in your actual or constructive possession or which are subject to your control at such time. To the extent you have retained any such property or Confidential Information on any electronic or computer equipment belonging to you or under your control, you agree to so advise the Company and to follow the Company’s instructions in permanently deleting all such property or Confidential Information and all copies.

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(c).    You hereby covenant and agree that for eighteen (18) months after the Termination Date you will not, without the prior written consent of the Company, which consent will not unreasonably be withheld as to the personal assistant who supported you during your employment, directly or through any person, firm or company, directly or indirectly, solicit or attempt to solicit any employee of the Restricted Group to terminate their employment with the Restricted Group. You further covenant and agree that you will not, directly or indirectly, attempt to dissuade any person from commencing employment with the Restricted Group.

(d).    Except as otherwise provided or permitted by applicable law, you agree to cooperate with the Company in any internal investigation, any administrative, regulatory, or judicial proceeding or any dispute with a third party concerning issues about which you have knowledge or that may relate to you or your employment with the Company. The Company shall promptly reimburse you for the reasonable out-of-pocket expenses incurred by you in connection with such cooperation.

(e).    You will not, directly (or through any other person) make any public or private statements (whether orally or in writing or on any type of social media, tweeting, facebook posts, or blog or similar communication vehicles, including without limitation GlassDoor or similar outlets) that disparages, denigrates or maligns Manuel A. Henriquez or the Company or its subsidiaries or the Company’s or its subsidiaries’ businesses, activities, operations, affairs, reputations or prospects or any of their respective officers, named-executive officers, employees, and directors (collectively as of the date hereof) (the “Protected Persons”). The Company and Manuel A. Henriquez will not, directly (or through any other person) make any public or private statements (whether orally or in writing or on any type of social media, tweeting, facebook posts, or blog or similar communication vehicles, including without limitation GlassDoor or similar outlets) that disparage, denigrate or malign you. For purposes of clarification, and not limitation, a statement shall be deemed to disparage, denigrate or malign a Protected Person or you if such statement could be reasonably construed to adversely affect the opinion any other person may have or form of any such Protected Person or you. The foregoing restrictions shall not be violated by truthful statements made to any government authority or in response to legal process, required governmental testimony or filings, administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).

(f).     The parties shall not speak to any analysts or institutional investors regarding the circumstances of your separation of service beyond what is stated in this Agreement and the Form 8-K, Current Report filed by the Company in connection with your separation from service and shall not provide any additional color or elaborate as to the facts and circumstances surrounding your separation from service, including, without limitation, any investors or analysts that reach out to them or otherwise solicit comments from them. The parties shall not engage in or seek out discussions with any current or former employee of the Restricted Group regarding the terms and conditions of your separation from service or any aspect of your service with the Company.

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(g).    The parties agree that the covenants contained in this Section 8 are reasonable under the circumstances and subject to the provisions of Section 13 of this Agreement. The parties acknowledge and agree that the remedy at law available to them for breach of any of obligations under this Section 8 would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, the parties acknowledge, consent and agree that, in addition to any other rights or remedies that they may have at law, in equity or under this Agreement, upon adequate proof of a violation of any such provision of this Agreement, the party seeking relief for a violation will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

(h).    Any breach by you of this Section 8 shall result in the immediate cessation of the Separation Pay and COBRA benefits set forth in Sections 2 and 3 above and shall require you to remit back to the Company all such amounts and benefits paid or reimbursed to you hereunder.

9.    No Pending Claims The parties affirm that they are not a party to, and have not filed or caused to be filed, any claim, complaint, or action against the other parties to this Agreement or any other released party in any forum.

10.    Your Representations. You hereby affirm and acknowledge:

(a)    You have not accepted or obtained any full-time or substantial part-time employment or significant consulting services as of the date you sign this Agreement.

(b)    You have not divulged any Confidential Information in violation of this Agreement.

(c)    You have no knowledge of any unreported Foreign Corrupt Practices Act or International Traffic in Arms Regulations violations or of any corporate fraud committed by the Company or any of its subsidiaries, officers, directors, or employees.

(d)    You acknowledge that you will not be eligible to receive the benefits described herein, and all rights that you have to such benefits under this Agreement will be terminated, if you are found to have committed during your employment any acts of fraud against the Company or its subsidiaries. You further agree and acknowledge that you remain responsible for any previously filed statements with the Securities and Exchange Commission in accordance with its rules and regulations.

(e)    You have not, directly or indirectly and in any manner, after October 26, 2017, communicated, or otherwise been in contact, with any persons, including without limitation, any current or former employees, regarding any attempt to dissuade any person from commencing employment with the Company or any attempt to persuade any person to cease employment with the Company.

(f)    To the best of your knowledge and belief, all financial statements that have been filed since you have been the Chief Financial Officer, present fairly, in all material

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respects, the consolidated financial position, assets and liabilities, results of operations, changes in net assets, cash flows and investments of the Company and its consolidated subsidiaries as of the end of and for the applicable period in accordance with GAAP, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

11.    Amendments. This Agreement may not be modified, altered, or amended except in writing and signed by the parties. You acknowledge that you have not relied on any representations, promises, or agreements of any kind made to you in connection with your decision to enter into this Agreement.

12.    Governing Law. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of California. Any and all disputes arising hereunder shall be subject to the exclusive jurisdiction and venue of the courts in and for Palo Alto, CA.    The parties agree that they shall indemnify the other party/parties for his/its reasonable attorneys’ fees and costs incurred in successfully prosecuting or defending any action or counterclaim against him/it, where said action or counterclaim is based upon the breach of any term of this Agreement.

13.    Enforcement and Severability. In the event that one or more terms or provisions of this Agreement are found to be invalid or unenforceable for any reason or to any extent, each remaining term and provision shall continue to be valid and effective and shall be enforceable to the fullest extent permitted by law, including, without limitation, the right of the Company to demand repayment of any amounts paid or reimbursed to you hereunder.

14.    Entire Agreement. This Agreement contains the entire agreement between you and the Company and supersedes all other agreements, written or oral, between you and the Company, including without limitation the Retention Agreement between you and the Company dated as of October 26, 2017 (the “Retention Agreement”). The failure of any party to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provisions, nor to in any way affect the validity of this Agreement or the right of either of the parties to thereafter enforce any provision of this Agreement. The parties acknowledge that they have not relied on any representations, promises, or agreements of any kind made in connection with the decision to sign this Agreement, except for those set forth in this Agreement. The parties agree and acknowledge that they hereby waive any rights to, and are not entitled to, any payments and/or benefits under the Retention Agreement.

15.    Clawback. You acknowledge and agree that all amounts payable to you under this Agreement are subject to recovery by the Company in accordance with the terms and conditions of any recoupment policies of the Company in effect on November 2, 2017 (a copy of which has been provided to you with this Agreement) or as required by applicable law.

16.    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and each of which will together constitute one and the same agreement.

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17.    Section 409A. It is the intent of the parties that all payments under this Agreement are either exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (“Section 409A”). Notwithstanding anything in this Agreement to the contrary, any payments or benefits due hereunder, if any, that constitute non-exempt “deferred compensation” (as defined in Section 409A) that are payable by reason of your termination of employment will not be paid or provided to you until you have undergone a “separation from service” (as defined in Section 409A). If it is determined that any payments or benefits due to you hereunder would otherwise cause the application of an accelerated or additional tax under Section 409A if paid or provided to you pursuant to this Agreement during the six-month period immediately following your “separation from service” (as defined in Section 409A), such payments or benefits will instead be payable in a single lump sum on the first business day after the date that is six (6) months following such “separation from service” or, if earlier, within ten (10) business days following receipt of notice by the Company of your death. Your right to receive any installment payments under this Agreement will be treated as a right to receive a series of separate payments and, accordingly, each such installment payment will at all times be considered a separate and distinct payment as permitted under Section 409A. If you are entitled to be paid or reimbursed for any taxable expenses, and such payments or reimbursements are includable in your federal gross taxable income, the amount of such expenses reimbursable in any one calendar year will not affect the amount reimbursable in any other calendar year, and the reimbursement of an eligible expense must be made no later than December 31 of the year after the year in which the expense was incurred. No right to reimbursement of expenses under this Agreement will be subject to liquidation or exchange for another benefit. You will be solely responsible for all taxes and other amounts due in connection with any payment hereunder. None of the Company, its affiliates, subsidiaries, or their respective directors, officers, employees or advisors will be held liable for any taxes, interest or other amounts owed by you in connection with any payment hereunder.

18.    Revocation. YOU MAY TAKE UP TO TWENTY-ONE (21) CALENDAR DAYS FROM THE DATE OF YOUR RECEIPT OF THIS AGREEMENT TO CONSIDER THIS AGREEMENT BEFORE YOU SIGN IT; YOU MAY SIGN IT EARLIER IF YOU WISH, BUT THE DECISION IS ENTIRELY YOURS. YOU MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY YOU EXECUTE THE AGREEMENT AND THE AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EXPIRATION OF THAT SEVEN (7) CALENDAR DAY PERIOD.

ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO THE COMPANY’S GENERAL COUNSEL AND STATE, “I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT AND GENERAL RELEASE.” THE REVOCATION MUST BE PERSONALLY DELIVERED TO THE COMPANY’S GENERAL COUNSEL OR HER DESIGNEE, OR MAILED TO THE COMPANY’S GENERAL COUNSEL TO BE RECEIVED WITHIN SEVEN (7) CALENDAR DAYS AFTER EXECUTION OF THIS AGREEMENT. IF THE LAST DAY OF THE REVOCATION PERIOD IS A SATURDAY, SUNDAY OR LEGAL HOLIDAY IN CALIFORNIA, THEN THE REVOCATION PERIOD WILL NOT EXPIRE UNTIL THE NEXT FOLLOWING DAY WHICH IS NOT A SATURDAY, SUNDAY OR HOLIDAY.

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YOU ARE HEREBY ADVISED TO CONSULT WITH AN ATTORNEY OF YOUR OWN CHOOSING AND AT YOUR OWN EXPENSE PRIOR TO EXECUTING THIS AGREEMENT. THE AGREEMENT, AMONG OTHER THINGS, WAIVES RIGHTS THAT YOU MAY HAVE UNDER ADEA.

Very Truly Yours,

HERCULES CAPITAL, INC.

By:	/s/ Manuel Henriquez
Manuel Henriquez
CEO

Agreed to and Accepted, with respect only to Sections 5, 6, 7, 8 (e)-(g), 9, 11, 12, 13 and 14:

/s/ Manuel Henriquez
Manuel Henriquez

Agreed to and Accepted:

/s/ Mark Harris
Mark Harris

400 HAMILTON AVENUE, SUITE 310, PALO ALTO, CA 94301

TEL: 650-289-3060 | FAX: 650-473-9194 | WWW.HTGC.COM

EXHIBIT A

FORM OF CERTIFICATION

Date:

I, Mark Harris, hereby certify that I am actively seeking and have not accepted full-time or substantial part-time employment or agreed to provide significant consulting services as of the date hereof.

Mark Harris

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